SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 31, 2006


                              GRILL CONCEPTS, INC.
               (Exact name of registrant as specified in Charter)


               Delaware              0-23226         13-3319172
    ------------------------------  -----------  -------------------
   (State or other jurisdiction of  (Commission    (IRS Employer
    incorporation or organization)    File No.)   Identification No.)



                       11661 San Vicente Blvd., Suite 404
                         Los Angeles, California 90049
               --------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



                                  310-820-5559
                           -------------------------
                           (Issuer Telephone number)



         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2006, Grill Concepts, Inc. (the "Company") borrowed $1 million under the terms of the existing Credit Agreement, entered into on March 10, 2006, with Diamond Creek Investment Partners LLC. The borrowed funds were primarily used to retire $930,132 of collateralized subordinated notes and manditorily redeemable capital obligations owed to The Michigan Avenue Group ("MAG") by the Company's subsidiary Chicago - The Grill on the Alley LLC ("Chicago Grill LLC)", and guaranteed by the Company, with the balance used for general working capital. The retired obligations related to the initial funding provided by MAG, as a member/investor in Chicago Grill LLC, with respect to the Company's The Grill on the Alley restaurant in Chicago.

See the Company's Current Report on Form 8-K, dated March 10, 2006 and filed with the SEC on March 15, 2006, for a description of the terms of the Credit Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GRILL CONCEPTS, INC.

Dated:  April 3, 2006

                                      By: /s/ Philip Gay
                                          Philip Gay
                                          Executive Vice President and
                                          Chief Financial Officer



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